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                                                                       EXHIBIT 9


                        ADMINISTRATIVE SERVICES AGREEMENT


         This Administrative Services Agreement (the "Agreement") is hereby made as of November 4, 1996, by and between The Travelers Insurance Company, ("Travelers") a Connecticut corporation with its principal offices in Hartford, Connecticut, and High Yield Bond Trust (the "Trust") which is a registered open end management investment company with its principal office in Hartford, Connecticut.

         In consideration of the premises and the mutual promises hereinafter set forth, Travelers and the Trust hereby agree as follows:

1. Appointments. Trust hereby appoints and employs Travelers as agent to provide the services described in this Agreement for the Trust. Travelers shall perform the obligations and the services set forth herein in accordance with the terms and conditions hereto.

2.       Services to be Performed

         A. Travelers shall be responsible for performing as agent, as of the date of this Agreement, the pricing and bookkeeping services commonly referred to as "back office" services described as follows:

                (1) Accounting relating to portfolio transactions of the Trust.

                (2) The determination of net asset value per share of the outstanding shares of the Trust and the offering price, if any, at which shares are to be sold, at the times and in the manner described in the declaration of trust or other organizational document, as amended, and the Prospectus of the Trust.

                (3)   The determination of distributions, if any.

                (4)   Maintaining the books of account of the Trust.

                (5) In conjunction with the Trust's custodian ("Custodian"), receiving information and keeping records about all corporate actions, including, but not limited to, cash and stock distributions or dividends, stock splits and reverse stock splits, taken by companies whose securities are held by the Trust.

                (6) Monitoring foreign corporate actions and foreign trades and entering orders to convert foreign currency or establish contracts for future settlement of foreign currency.

                (7) Processing and monitoring of settlement of Variable Rate Demand Notes, GNMA's and similar instruments.

                (8)   Monitoring and accounting for futures and options.
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         B.     Travelers shall be responsible for administering a program of securities lending for the Trust by:

                (1) Carrying out security loan transactions between approved borrowers and the Trust, including assisting the Custodian in receiving and returning collateral for loans;

                (2)   Marking to market loans outstanding each day; and

                (3) Ensuring that the value of collateral for loans is 100% or more of loaned securities at market price and issuing demands for additional collateral should the percentage fall below 100%.

         C. Travelers shall not be responsible for any other services provided to the Trust, including, but not limited to, investment advisory, legal, auditing and clerical services.

                The Trust will be responsible for the following expenses, including, but not limited to, (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments;
                (iii) fees and expenses of the Trust's trustees other than those who are "interested persons" of the Trust, the Manager, the Subadviser; (iv) legal and audit expenses; (v) custodian and registrar fees and expenses; (vi) fees and expenses related to the registration and qualification of the Trust's shares for distribution under state and federal securities laws; (vii) expenses of printing and mailing reports and notices and proxy material to shareholders of the Trust; (viii) all other expenses incidental to holding meetings of the Trust's shareholders, including proxy solicitations therefor; (ix) insurance premiums for fidelity bond and other coverage; (x) investment management fees; (xi) expenses of typesetting for printing prospectuses and statements of additional information and supplements thereto;
                (xii) expenses of printing and mailing prospectuses and statements of additional information and supplements thereto; and (xiii) such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust is a party and any legal obligation that the Trust may have to indemnify the Trust's trustees, officers and/or employees or agents with respect thereto.

         Operating procedures and standards to be followed for each function may be established from time to time by agreement between the Trust and Travelers.

3. Record Keeping and Other Information. Travelers shall create and maintain all records required by all applicable laws, rules and regulations relating to the services to be performed herein, including but not limited to, all applicable records required by Section 31(a) of the Investment Company Act of 1940 ("1940 Act") and the rules thereunder, as the same be amended from time to time. All records shall be the property of the Trust and shall be available for inspection and use by the Trust at all times. Where applicable, such records shall be maintained by Travelers for the periods and in the places required by Rule 31a-2 under the 1940 Act.

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4.       Audits, Inspections and Visits. Travelers shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by each Trust, any agent or person designated by the Trust, or any regulatory agency having authority over the Trust. Upon reasonable notice by the Trust, Travelers shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visits by the Trust, any agent or person designated by the Trust, or any regulatory agency having authority over the Trust.

5. Compensation. For the performance of its obligations hereunder, the Trust agrees to pay fees to Travelers at the annualized rate of .06% of the daily net assets. Fees will be accrued daily and quarterly within ten days of the end of each calendar quarter.

6. Appointment of Agents. Travelers, at its expense, may at any time or times in its discretion appoint (and may at any time remove) one or more other parties as agent to perform any or all of the services specified hereunder and carry out such provisions of this Agreement as Travelers may from time to time direct; provided, however, that the appointment of any such agent shall not relieve Travelers of any of its responsibilities or liabilities hereunder.

7. Security. Travelers represents and warrants that, to the best of its knowledge, the various procedures and systems which Travelers has implemented with regard to the safeguarding from loss or damage attributable to fire, theft or any other cause (including provision for twenty-four hours a day restricted access) of the Trust's blank checks, certificates, records and other data and Travelers records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate, and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. Travelers shall review such systems and procedures on a periodic basis and the Trust shall have access to review these systems and procedures.

8. Insurance. Travelers shall maintain insurance of the types and in the amounts deemed by it to be appropriate and shall notify the Trust should any of its insurance coverage be changed for any reason. Such notification shall include the date of change and the reason or reasons therefor. Travelers shall notify the Trust of any material claims against Travelers whether or not they may be covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by Travelers under its insurance coverage. To the extent that policies of insurance may provide for coverage of claims for liability or indemnity by the parties set forth in this Agreement, the contracts of insurance shall take precedence, and no provision of this Agreement shall be construed to relieve any insurer of any obligation to pay claims to the Trust, Travelers or other insured party which would otherwise be a covered claim in the absence of any provision of this Agreement.

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9.       Indemnification.

         A. The Trust shall indemnify and hold Travelers harmless against any losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from:

                (1) any claim, demand, action or suit brought by any person other than the Trust, including by a shareholder, which names Travelers and/or the Trust as a party and is not based on and does not result from Travelers willful misfeasance, bad faith or reckless disregard of its duties, and arises but of or in connection with Travelers performance hereunder, or

                (2) any claim, demand, action or suit (except to the extent contributed to by Travelers willful misfeasance, bad faith or reckless disregard of its duties) which results from the negligence of the Trust, or from Travelers acting upon any instruction(s) reasonably believed by it to have been executed or communicated by any person duly authorized by the Trust, or as a result of Travelers acting in reliance with advice reasonably believed by Travelers to have been given by counsel for the Trust, or as a result of Travelers acting in reliance upon any instrument or stock certificate reasonably believed by it to have been genuine and signed, countersigned or executed by the proper person.

         B. Travelers shall indemnify and hold the Trust harmless against any losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit brought by any person other than Travelers, which names the Trust and/or Travelers as a party and is based upon and arises out of Travelers willful misfeasance, bad faith or reckless disregard of its duties in connection with its performances hereunder.

         In the event that either party requests the other to indemnify or hold it harmless hereunder, the party requesting indemnification (the "Indemnified Party") shall inform the other party (the "Indemnifying Party") of the relevant facts known to the Indemnified Party concerning the matter in question. The Indemnified Party shall use reasonable care to identify and promptly to notify the Indemnifying Party concerning any matter which presents, or appears likely to present, a claim for indemnification. The Indemnifying Party shall have the election of defending the Indemnified Party against any claim which may be the subject of indemnification or of holding the Indemnified Party harmless hereunder. In the event the Indemnifying Party so elects, it will so notify the Indemnified Party and thereupon the Indemnifying Party shall take over defense of the claim and, if so requested by the Indemnifying Party, the Indemnified Party shall incur no further legal or other expenses related thereto for which it shall be entitled to indemnify or to being held harmless hereunder; provided, however, that nothing herein shall prevent the Indemnified Party from retaining counsel at its own expense to defend any claim. Except with the Indemnifying Party's prior written consent, the Indemnified Party shall in no event confess any claim or make any compromise in any matter in which the Indemnifying Party will be asked to indemnify or hold the Indemnified Party harmless hereunder.

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10.      Acts of God, etc. Travelers shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication equipment of common carriers or power supply. In the event of equipment breakdowns beyond it control, Travelers shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions and mitigate their effects but shall have no liability with respect thereto. Travelers shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment.

11. Amendments. Travelers and the Trust shall regularly consult with each other regarding Travelers performance of its obligations and its compensation hereunder. In connection therewith, the Trust shall submit to Travelers at a reasonable time in advance of filing with the Securities and Exchange Commission copies of any amended or supplemented registration statements (including exhibits) under the Securities Act of 1933, as amended, and the 1940 Act and, a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered by the Trust. Any change in such material which would require any change in Travelers obligations hereunder shall be subject to Travelers approval, which shall not be unreasonably withheld. In the event that a change in such documents or in the procedures contained therein materially increases the cost to Travelers of performing its obligations hereunder, Travelers shall be entitled to receive reasonable compensation therefor.

12. Duration, Termination, etc. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated, except by written instrument which shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         This Agreement shall continue in effect with respect to the Trust until October 31, 1998 and indefinitely thereafter so long as such continuance is approved at least annually by vote of such Trust's Board of Trustees; provided, however, that this Agreement may be terminated at any time with respect to such Trust by sixty (60) days' written notice given by Travelers to the Trust or sixty (60) days' written notice given by the Trust to Travelers,; and provided further that this Agreement may be terminated immediately at any time for cause either by the Trust or by Travelers in the event that such cause remains unremedied for a reasonable period of time not to exceed ninety (90) days after receipt of written specification of such cause. Any such termination shall not affect the rights and obligations of the parties under Paragraph 9 hereof.

         Upon the termination hereof, the Trust shall pay to Travelers such compensation as may be due for the period prior to the date of such termination. In the event that the Trust designates a successor to any Traveler's obligations hereunder, Travelers shall, at the expense and direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by Travelers hereunder. To the extent that Travelers incurs expenses related to a transfer of responsibilities to a successor, Travelers shall be entitled to be reimbursed for such expenses, including any out-of-pocket expenses reasonably incurred by Travelers in connection with the transfer.

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13.      LIABILITY. NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT IS NOT EXECUTED
ON BEHALF OF THE TRUSTEES OF ANY TRUST AS INDIVIDUALS, AND THE OBLIGATIONS OF THIS AGREEMENT ARE NOT BINDING UPON ANY OF THE TRUSTEES, OFFICERS OR SHAREHOLDERS OF A TRUST INDIVIDUALLY, BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF THE TRUST. TRAVELERS AGREES THAT NO SHAREHOLDER, TRUSTEE, OR OFFICER OF THE TRUST MAY BE HELD PERSONALLY LIABLE OR RESPONSIBLE FOR ANY OBLIGATIONS OF THE TRUST ARISING OUT OF THIS AGREEMENT. WITH RESPECT TO ANY OBLIGATIONS OF THE TRUST ARISING OUT OF THIS AGREEMENT, TRAVELERS SHALL LOOK FOR PAYMENT OR SATISFACTION OF ANY OBLIGATION SOLELY TO THE ASSETS AND PROPERTY OF THE TRUST.

15. Miscellaneous. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Connecticut, without giving effect to the choice of laws provisions thereof. The captions in this Agreement are intended for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in counterparts, each of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement by their respective officials thereunto duly authorized and seals to be affixed, in the case of the Company.

                                           HIGH YIELD BOND TRUST


                                           By:
                                              -------------------------------

                                           Name:
                                                 ----------------------------

                                           Title:
                                                 ----------------------------


                                           THE TRAVELERS INSURANCE COMPANY


                                           By:
                                              -------------------------------

                                           Name:
                                                 ----------------------------

                                           Title:
                                                 ----------------------------




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